Hostess Brands, Inc. Announces Strong Fourth Quarter and Full Year 2020 Financial Results
Net Revenue Growth of 18.1% Delivers 12th Consecutive Quarter of Growth
Provides 2021 Outlook

LENEXA, KS, February 24, 2021 - Hostess Brands, Inc. (NASDAQ: TWNK, TWNKW) (“Hostess” or the “Company”), today reported its financial results for the fourth quarter and year ended December 31, 2020.
“I am proud of the many accomplishments our team achieved during this unprecedented year. Hostess achieved our 12th consecutive quarter of net revenue growth with double-digit revenue and EBITDA growth in the fourth quarter. We remain informed, nimble and focused on our commitment to keeping our employees and communities safe and healthy as we continue to service our customers and consumers,” commented Andy Callahan, Hostess Brands, Inc. President and Chief Executive Officer. “As we turn to fiscal year 2021, we are confident we will continue our profitable growth momentum and shareholder value creation over the long term behind our strong execution, high penetration in growing consumer segments, expansion of Voortman and ability to deleverage with our strong cash flow.”

Fourth Quarter 2020 Financial Highlights as Compared to the Prior Year Period1:
•Net revenue was $256.0 million, an increase of 18.1%, driven primarily by strong performance of Voortman Cookies Limited (“Voortman”) and Hostess® branded sales, partially offset by other non-Hostess® branded sales.
•Gross profit was $95.8 million, an increase of 35.3%. On an adjusted basis, gross profit increased 27.2%, primarily due to improved price and mix, the accretive margin expansion generated from Voortman and operational efficiencies.
•Net income was $24.4 million, or $0.18 per diluted share compared to $23.6 million, or $0.17 per diluted share. Adjusted net income increased $5.9 million, or 25.9%, to $28.7 million, resulting in $0.21 adjusted EPS compared to $0.16 adjusted EPS. The increases in adjusted net income and adjusted EPS were primarily due to the accretion from Voortman and an increase in Hostess® branded sales.
•Adjusted EBITDA was $63.7 million, or 24.9% of net revenue, an increase of 21.6%. The increase was primarily driven by Voortman's adjusted EBITDA contribution and higher Hostess® branded sales.
•Cash and cash equivalents were $173.0 million as of December 31, 2020 resulting in a leverage ratio of 3.9x.
Other Quarter Highlights:
•Executed initial sell-in of 2021 innovation slate which establishes platforms for incremental future growth in both the sweet baked goods and specialty better-for-you cookie categories.
•Continued strong profit accretion from Voortman following the completion of key integration activities.
•Simplified capital structure with the final exchange of Class B units and removal of the non-controlling interest.
•Increased total Hostess manufacturer point of sale by 4.9%, ahead of the Sweet Baked Goods category, driven by Hostess® branded growth.
Full Year 2020 Financial Highlights as Compared to the Prior Year Period1:
•Net revenue increased 15.7%*, and adjusted net revenue increased 16.4%*, driven by Voortman and Hostess® branded growth.
•Gross profit increased 21.1%*, and adjusted gross profit increased 21.2%*.
•Net income was $68.4 million and adjusted EBITDA was $240.1 million. Adjusted EBITDA increased 20.1%*.
•Cash from operations for the year ended December 31, 2020 was $159.2 million compared to $144.0 million.
*Excludes the In-Store Bakery business sold in 2019
1 This press release contains certain non-GAAP financial measures, including adjusted revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA, adjusted operating income, adjusted net income attributed to Class A stockholders and adjusted earnings per share ("EPS"). Please refer to the schedules in the press release for reconciliations of non-GAAP financial measures to the comparable GAAP measure. Unless otherwise stated, all comparisons of financial measures in this press release are to the fourth quarter or full year of 2019, as applicable. All measures of market performance contained in this press release, including point of sale and market share, include all Company branded products within the SBG category as reported by Nielsen but do not include other products sold outside of the SBG category. All market data in this press release refer to the 13-week period ended December 26, 2020 and the prior-year comparable period. The Company's leverage ratio is net debt (total long-term debt less cash) divided by adjusted EBITDA.

2021 Outlook

Assuming there are no significant disruptions due to the COVID-19 pandemic, the Company expects the following consolidated financial results for the full year 20212:
•Adjusted net revenue growth of 3.0% to 4.5%;
•Adjusted EBITDA of $255 million to $265 million, an increase of 6.3% to 10.4% from 2020;
•Adjusted EPS of $0.80 to $0.85, an increase of 6.7% to 13.3% from 2020**;
•Leverage ratio of approximately 3x at the end of 2021 compared to 3.9x at December 31, 2020**;
•Capital expenditures of approximately $60 million to $65 million, which includes a $25 million investment to increase the Company's cake production capacity to support continued growth;
•Income tax rate of approximately 27%, reflecting the elimination of the non-controlling interest in the fourth quarter of 2020 and higher state taxes.
** Outlook assumes an effective net share settlement of outstanding warrants which expire in November 2021 and no other strategic uses of cash.
The Company reaffirms its long-term financial objectives of organic revenue growth, adjusted EBITDA margins and free cash flow conversion in the top-quartile of its peers.
Fourth Quarter 2020 Compared to Fourth Quarter 2019
Net revenue was $256.0 million, an increase of 18.1%, or $39.3 million, compared to $216.7 million. Growth was driven by the acquisition of Voortman which contributed $28.7 million. Sweet baked goods net revenue increased $10.6 million, or 4.9% driven by higher volume of core products partially offset by lower sales of private label and non-Hostess® branded products.

Gross profit was $95.8 million, or 37.4% of net revenue, compared to $70.8 million, or 32.7% of net revenue. Adjusted gross profit was $95.8 million, or 37.4% of net revenue, compared to $75.3 million, or 34.7% of net revenue. Gross margin benefited from product mix, lower promotional activity, the accretion of Voortman, and operating efficiencies.

Operating costs and expenses were $51.5 million, or 20.1% of net revenue, compared to $31.2 million, or 14.4% of net revenue. The increase was attributed to lapping the prior-year benefits from remeasurements of a foreign currency contract and the tax receivable agreement as well as the 2020 addition of Voortman operating costs, higher employee incentive costs due to timing of accruals and an impairment of property and equipment.
The Company's effective tax rate was 25.6%, compared to 20.2%. The increase in the effective tax rate is due to the Class A for Class B share exchanges during 2020.
Net income was $24.4 million compared to $23.6 million and dilutive EPS was $0.18 compared to $0.17. Adjusted net income was $28.7 million, compared to $22.8 million and adjusted EPS was $0.21, compared to $0.16. Adjusted net income increased as a result of the higher volume and increase in gross profit noted above, partially offset by higher operating costs and depreciation and amortization as a result of the Voortman acquisition.

Adjusted EBITDA was $63.7 million, or 24.9% of net revenue, compared to $52.4 million, or 24.2% of net revenue. The increase was driven by $8.6 million of adjusted EBITDA from Voortman and higher volume of Hostess® branded products.
During the fourth quarter, all remaining shares of Class B common stock were exchanged for Class A common stock. This exchange eliminated the non-controlling interest reported on the Company's consolidated statement of operations simplifying the Company's organizational structure. As part of this exchange, and under the securities repurchase authorization announced in the third quarter, the Company repurchased 0.4 million of its Class A shares for $6.0 million in cash and 2 million private placement warrants for $2.0 million in cash. The Company has $92.0 million remaining under its securities repurchase program.
2 The Company provides guidance only on a non-generally accepted accounting principles (non-GAAP) basis and does not provide a reconciliation of the Company's forward-looking financial expectations to the most directly comparable GAAP financial measure because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation; including adjustments that could be made for deferred taxes; remeasurement of the Tax Receivable Agreement, transformation expenses and other non-operating gains or losses reflected in the Company's reconciliation of historic non-GAAP financial measures, the amount of which could be material. Please refer to the Reconciliation of Non-GAAP Financial Measures included in this press release for further information about the use of these measures.

Conference Call and Webcast
The Company will host a conference call and webcast with an accompanying presentation today, February 24, 2021 at 4:30 p.m. EDT to discuss the results for the fourth quarter. Investors interested in participating in the live call can dial (877) 451-6152 from the U.S. and (201) 389-0879 internationally. A telephone replay will be available approximately two hours after the call concludes through March 10, 2021, by dialing (844) 512-2921 from the U.S., or (412) 317-6671 from international locations, and entering confirmation code 13714974. The simultaneous, live webcast and presentation will be available on the Investor Relations section of the Company’s website at www.hostessbrands.com. The webcast will be archived for 30 days.
About Hostess Brands, Inc.
Hostess Brands, Inc. is a leading packaged food company focused on developing, manufacturing, marketing, selling and distributing snacks in North America. The Hostess® brand's history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats in addition to Twinkies® and CupCakes, including Donettes®, Ding Dongs®, Zingers®, Danishes, Honey Buns and Coffee Cakes. In January 2020, the Company acquired Voortman Cookies Limited which produces a variety of cookies and wafers products, including sugar-free products under the Voortman® brand. For more information about Hostess® products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.
The Company has one reportable segment: Snacking (formerly referred to as Sweet Baked Goods, or “SBG”). The Snacking segment consists of sweet baked goods, cookies, bread and buns and frozen retail products that are sold under the Hostess®, Dolly Madison®, Cloverhill®, Big Texas®, and Voortman® brands. Through August 30, 2019, we operated in two reportable segments: SBG and In-Store Bakery (“ISB”). The In-Store Bakery segment consisted of Superior on Main® and private label products sold through the in-store bakery section of grocery and club stores. The Company divested its In-Store Bakery segment's operations on August 30, 2019.
Forward-Looking Statements
This press release contains statements reflecting the Company's views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company's future operating performance and statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company's reputation and brand image; protecting intellectual property rights; leveraging the Company's brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the ability to pass cost increases on to our customers; the ability to maintain or add additional shelf or retail space for the Company's products; the continued ability to produce and successfully market products with extended shelf life; our ability to successfully integrate, achieve expected synergies and manage our acquired businesses and brands; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; adverse impact or disruption to our business caused by COVID-19 or future outbreaks of highly infectious or contagious diseases; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; dependence on major customers; significant changes in the availability and pricing of transportation; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of the workforce belongs to unions and strikes or work stoppages could cause the business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of the Company's information technology systems; dependence on key personnel or a highly skilled and diverse workforce; and the Company's ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company's Securities and Exchange Commission filings.
As a result of a number of known and unknown risks and uncertainties, the Company's actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company's Annual Report on Form 10-K for 2020 to be filed today. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company's behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

HOSTESS BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except shares and per share data)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$173,034	$285,087
Accounts receivable, net	125,550	104,892
Inventories	49,348	47,608
Prepaids and other current assets	21,614	15,569
Total current assets	369,546	453,156
Property and equipment, net	303,959	242,384
Intangible assets, net	1,967,903	1,853,315
Goodwill	706,615	535,853
Other assets, net	17,446	12,993
Total assets	$3,365,469	$3,097,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt and lease obligations payable within one year	$13,811	$11,883
Tax receivable agreement obligations payable within one year	11,800	12,100
Accounts payable	61,428	68,566
Customer trade allowances	46,779	45,715
Accrued expenses and other current liabilities	55,715	21,661
Total current liabilities	189,533	159,925
Long-term debt and lease obligations	1,113,037	975,405
Tax receivable agreement obligations	144,744	126,096
Deferred tax liability	295,009	256,051
Other long-term liabilities	1,560	—
Total liabilities	1,743,883	1,517,477

Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 130,347,464 and 122,108,086 issued and outstanding at December 31, 2020 and 2019, respectively	13	12
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, none issued or outstanding at December 31, 2020, 8,409,834 issued and outstanding at December 31, 2019	—	1
Additional paid in capital	1,238,765	1,152,055
Accumulated other comprehensive loss	(10,407)	(756)
Retained earnings	399,215	334,480
Treasury stock	(6,000)	—
Stockholders’ equity	1,621,586	1,485,792
Non-controlling interest	—	94,432
Total liabilities, stockholders’ equity and non-controlling interest	$3,365,469	$3,097,701

HOSTESS BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net revenue	$256,043	$216,666	$1,016,609	$907,675
Cost of goods sold	160,270	145,890	660,970	607,841
Gross profit	95,773	70,776	355,639	299,834
Operating costs and expenses:
Advertising and marketing	12,741	9,589	45,724	39,775
Selling expense	7,556	6,897	46,729	30,719
General and administrative	21,599	14,940	92,860	69,423
Amortization of customer relationships	6,177	5,628	26,510	23,377
Business combination transaction costs	—	1,914	4,282	1,914
Tax receivable agreement liability remeasurement	150	(1,110)	760	186
Gain on foreign currency contract	—	(7,128)	—	(7,128)
Other operating expenses	3,318	512	3,464	5,472
Total operating costs and expenses	51,541	31,242	220,329	163,738
Operating income	44,232	39,534	135,310	136,096
Other expense:
Interest expense, net	10,256	9,519	42,826	39,870
Other expense	1,220	483	3,723	1,769
Total other expense	11,476	10,002	46,549	41,639
Income before income taxes	32,756	29,532	88,761	94,457
Income tax expense	8,383	5,977	20,405	16,892
Net income	24,373	23,555	68,356	77,565
Less: Net income attributable to the non-controlling interest	761	1,834	3,621	14,450
Net income attributable to Class A shareholders	$23,612	$21,721	$64,735	$63,115

Earnings per Class A share:
Basic	$0.18	$0.18	$0.52	$0.57
Diluted	$0.18	$0.17	$0.51	$0.55
Weighted-average shares outstanding:
Basic	127,958,039	121,219,637	124,927,535	110,540,264
Diluted	132,402,533	126,108,531	127,723,488	114,699,447

Results of Operations by Segment	Three Months Ended		Year Ended
(In thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Revenue
Snacking	$256,043	$216,666	$1,016,609	$878,973
In-Store Bakery	—	—	—	28,702
	$256,043	$216,666	$1,016,609	$907,675
Gross Profit
Snacking	$95,773	$70,776	$355,639	$293,648
In-Store Bakery	—	—	—	6,186
	$95,773	$70,776	$355,639	$299,834

HOSTESS BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Year Ended
	December 31, 2020	December 31, 2019
Operating activities
Net income	$68,356	$77,565
Depreciation and amortization	54,940	43,334
Impairment and loss on sale of assets	3,329	1,976
Non-cash loss on debt modification	—	531
Debt discount (premium) amortization	1,289	(747)
Tax receivable agreement remeasurement and gain on buyout	760	185
Non-cash fees on sale of business	—	1,414
Unrealized loss (gain) on foreign currency	2,061	(7,128)
Non-cash lease expense	571	—
Share-based compensation	8,671	9,231
Deferred taxes	16,806	14,121
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	4,434	(2,570)
Inventories	5,824	(12,477)
Prepaids and other current assets	(5,301)	265
Accounts payable and accrued expenses	1,900	14,072
` Customer trade allowances	(4,397)	4,202
Net cash provided by operating activities	159,243	143,974

Investing activities
Purchases of property and equipment	(51,983)	(34,875)
Acquisition of business, net of cash	(316,013)	—
Proceeds from sale of business, net of cash	—	63,345
Acquisition and development of software assets	(6,269)	(5,609)
Net cash provided by (used in) investing activities	(374,265)	22,861

Financing activities
Repayments of long-term debt and financing lease obligations	(11,168)	(9,894)
Proceeds from long-term debt origination, net of fees paid	136,888	—
Debt refinancing costs	—	(7,433)
Distributions to non-controlling interest	(3,422)	(6,658)
Repurchase of warrants	(2,000)	—
Repurchase of common stock	(6,000)	—
Payment of taxes related to the net issuance of employee stock awards	(1,440)	(1,431)
Payments on tax receivable agreement	(10,327)	(2,732)
Proceeds from the exercise of warrants	690	23
Net cash provided by (used in) financing activities	103,221	(28,125)
Effect of exchange rate changes on cash and cash equivalents	(252)	—
Net increase (decrease) in cash and cash equivalents	(112,053)	138,710
Cash and cash equivalents at beginning of period	285,087	146,377
Cash and cash equivalents at end of period	$173,034	$285,087

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$41,776	$43,986
Taxes paid	$5,825	$1,840
Supplemental disclosure of non-cash investing:
Accrued capital expenditures	$4,718	$2,910

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted net revenue, adjusted gross profit, adjusted operating income, adjusted net income, adjusted Class A net income, adjusted EBITDA and adjusted EPS collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company's industry and should not be construed as an alternative to net revenue, gross profit, operating income, net income, net income attributed to Class A stockholders or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to measure the Company's performance, estimate the Company's value and evaluate the Company's ability to service debt.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
The Company defines adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization (iii) income taxes and (iv) share-based compensation, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. For example, adjusted EBITDA:
•does not reflect the Company's capital expenditures, future requirements for capital expenditures or contractual commitments;
•does not reflect changes in, or cash requirements for, the Company's working capital needs;
•does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debt; and
•does not reflect payments related to income taxes, the Tax Receivable Agreement or distributions to the non-controlling interest to reimburse its tax liability.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31, 2020
	Net Revenue	Gross Profit	Operating Income	Net Income	Class A Net Income	Diluted EPS
GAAP Results	$256,043	$95,773	$44,232	$24,373	$23,612	$0.18
Non-GAAP adjustments:
Foreign currency impacts	—	—	—	671	649	0.01
Acquisition, disposal and integration related costs (1)	—	—	309	309	299	—
Impairment of property and equipment	—	—	3,009	3,009	2,909	0.02
Tax Receivable Agreement remeasurement	—	—	150	150	150	—
Other	—	—	—	549	531	—
Remeasurement of tax liabilities	—	—	—	767	767	0.01
Tax impact of adjustments	—	—	—	(1,089)	(1,089)	(0.01)
Adjusted Non-GAAP results	$256,043	$95,773	$47,700	28,739	$27,828	$0.21

Income tax				8,705
Interest expense				10,256
Depreciation and amortization				13,941
Share-based compensation				2,088
Adjusted EBITDA				$63,729

(1) Acquisition, disposal and integration operating costs are included in other operating expenses on the consolidated statement of operations.

	Three Months Ended December 31, 2019
	Net Revenue	Gross Profit	Operating Income	Net Income	Class A Net Income	Diluted EPS
GAAP Results	$216,666	$70,776	$39,534	$23,555	$21,721	$0.17
Non-GAAP adjustments:
Foreign currency impacts	—	—	(7,127)	(7,127)	(6,721)	(0.07)
Acquisition, disposal and integration related costs	—	—	1,926	1,926	1,816	0.02
Facility transition costs (1)	—	4,565	5,917	5,917	5,580	0.06
Tax Receivable Agreement remeasurement	—	—	(1,110)	(1,110)	(1,110)	(0.01)
Impairment of property and equipment, intangible assets and goodwill	—	—	500	500	472	—
Remeasurement of tax liabilities	—	—	—	(892)	(892)	(0.01)
Loss on debt refinancing	—	—	—	530	500	—
Other	—	—	—	(47)	(44)	—
Tax impact of adjustments	—	—	—	(423)	(423)	—
Adjusted Non-GAAP results	$216,666	$75,341	$39,640	22,829	$20,899	$0.16

Income tax				7,292
Interest expense				9,519
Depreciation and amortization				10,657
Share-based compensation				2,073
Adjusted EBITDA				$52,370
(1) Facility transition operating costs are included in general and administrative expenses on the consolidated statement of operations.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Year Ended December 31, 2020
	Net Revenue	Gross Profit	Operating Income	Net Income	Class A Net Income	Diluted EPS
GAAP Results	$1,016,609	$355,639	$135,310	$68,356	64,735	$0.51
Non-GAAP adjustments:
Foreign currency impacts	—	—	—	2,065	1,966	0.02
Acquisition, disposal and integration related costs (1)	6,821	7,963	29,166	29,166	27,569	0.22
Facility transition costs (2)	—	3,681	5,710	5,710	5,396	0.04
Impairment of property and equipment	—	—	3,009	3,009	2,909	0.02
Tax Receivable Agreement remeasurement	—	—	760	760	760	—
COVID-19 costs (3)	—	2,082	2,388	2,388	2,257	0.02
Other	—	—	100	1,766	1,681	0.01
Remeasurement of tax liabilities	—	—	—	(455)	(455)	—
Tax impact of adjustments	—	—	—	(10,961)	(10,961)	(0.09)
Adjusted Non-GAAP results	$1,023,430	$369,365	$176,443	101,804	$95,857	$0.75

Income tax				31,821
Interest expense				42,826
Depreciation and amortization				54,940
Share-based compensation				8,671
Adjusted EBITDA				$240,062

(1) Adjustments to net revenue represent initial slotting fees paid to customers to obtain space in customer warehouses for the Voortman transition. Adjustments to operating costs included $8.0 million of selling expense, $8.9 million of general and administrative expenses and $4.3 million of business combination transaction costs on the consolidated statement of operations.
(2) Facility transition operating costs are included in general and administrative expenses on the consolidated statement of operations.
(3) COVID-19 operating costs are included in general and administrative expenses on the consolidated statement of operations. Total COVID-19 non-GAAP adjustments primarily consist of costs of incremental cleaning and sanitation, personal protective equipment and employee bonuses in the first half of 2020.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Year Ended December 31, 2019
	Net Revenue	Gross Profit	Operating Income	Net Income	Class A Net Income	Diluted EPS
GAAP Results	$907,675	$299,834	$136,096	$77,565	$63,115	$0.55
Non-GAAP adjustments:
Foreign currency impacts	—	—	(7,127)	(7,127)	(6,721)	(0.07)
Acquisition, disposal and integration related costs	—	1,563	5,484	5,484	5,172	0.05
Special employee incentive compensation (1)	—	33	1,910	1,910	1,801	0.02
Facility transition costs (2)	—	9,381	12,080	12,080	11,392	0.10
Tax Receivable Agreement remeasurement	—	—	186	186	186	—
Impairment of property and equipment, intangible assets and goodwill	—	—	1,976	1,976	1,863	0.02
Loss on debt refinancing	—	—	1,487	2,023	1,908	0.02
Remeasurement of tax liabilities	—	—	—	(4,564)	(4,564)	(0.05)
Other	—	—	—	1,233	1,163	0.01
Tax impact of adjustments	—	—	—	(3,918)	(3,918)	(0.04)
Adjusted Non-GAAP results	$907,675	$310,811	$152,092	86,848	$71,397	$0.61

Income tax				25,374
Interest expense				39,870
Depreciation and amortization				43,334
Share-based compensation				9,231
Adjusted EBITDA				$204,657

(1) Special employee incentive compensation is included in general and administrative expenses on the consolidated statement of operations.
(2) Facility transition operating costs are included in general and administrative expenses on the consolidated statement of operations.